Exhibit 10.6

             AMENDMENT TO AND SECOND ACKNOWLEDGMENT OF ASSIGNMENT OF
                              EMPLOYMENT AGREEMENT

      This Amendment to and Second Acknowledgment of Assignment of Employment Agreement ("Amendment") is made as of August 19, 2003, by and between Curative Health Services Co. (formerly Curative Health Services, Inc.), a Minnesota corporation ("Curative"), and ______________, an individual resident of the State of _____________ ("Executive").

      WHEREAS, Curative and Executive entered into an Employment Agreement dated _____________, as such Employment Agreement may have been amended from time to time thereafter (the "Employment Agreement");

      WHEREAS, Executive currently is employed by Curative as its ___________________;

      WHEREAS, on August 19, 2003 Curative commenced a reorganization plan (the "Reorganization"), pursuant to which (i) Curative Health Services, Inc. (formerly Curative Holding Co.), a Minnesota corporation, ("Curative Holding") was created, and (ii) Curative became a wholly owned subsidiary of Curative Holding, and Employee previously signed in connection therewith an Acknowledgement of Assignment of Employment Agreement;

      WHEREAS, Curative and Executive desire that Executive continue as an employee of Curative under the terms of the Employment Agreement (giving effect to the Reorganization); and

      WHEREAS, certain provisions of the Employment Agreement must be amended to give effect to the Reorganization, and to reflect that Curative may desire to assign the Employment Agreement to Curative Holding in the future.

      NOW, THEREFORE, in consideration of the foregoing and the mutual terms and conditions set forth herein, Curative and Executive agree as follows:

      1. Amendment. The following provisions of the Employment Agreement are amended as follows:

      (a) All references to "Curative Health Services, Inc." (before taking into account this Amendment) shall be changed to "Curative Health Services Co."

      (b) A whereas clause shall be added to the recitals to read as follows:

      "WHEREAS, the Company is a wholly owned subsidiary of Curative Health Services, Inc. (formerly Curative Holding Co.), a Minnesota Corporation ("Curative Holding");"

      (c) The third sentence of Section 1.1 shall be amended to read in its entirety as follows:

      "Executive shall perform duties and carry out his responsibilities hereunder in a diligent manner, shall devote his exclusive and full working time, attention and effort to the affairs of the Company and its subsidiaries and affiliates, shall use his best efforts to


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      promote the interests of the Company and its subsidiaries and affiliates, and shall be just and faithful in the performance of his duties and in carrying out his responsibilities."

      (d) The second sentence of Section 3.1(a) shall be amended to read in its entirety as follows:

            "The Base Salary shall be reviewed annually by Curative Holding's Board of Directors and may be increased, but not decreased (unless mutually agreed upon by Executive and the Company)."

      (e) The first reference two sentences in Section 3.2 shall be amended to read in their entirety as follows:

            "Executive shall be entitled to participate in all employee benefit plans or programs of the Company and Curative Holding to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. Neither the Company nor Curative Holding guarantees the continuance of any particular employee benefit plan or program during the Term, and Executive's participation in any such plan or program shall be subject to all terms, provisions, rules and regulations applicable thereto."

      (f) All references to "the Company" in Section 4.1(b) shall be amended to read "the Company, its subsidiaries or its affiliates."

      (g) All references to "the Company" in Section 4.1(c) shall be amended to read "Curative Holding."

      (h) All references to "the Company's Stock Option Plan" in Section 4.5 shall be amended to read "Curative Holding's Stock Option Plan."

      (i) Section 4.5(d) shall be amended to read in its entirety as follows:

            "Anything to the contrary contained herein notwithstanding, as a condition to Executive receiving severance benefits to be paid pursuant to this Section 4.5, Executive shall execute and deliver to the Company a general release in form and substance reasonably satisfactory to the Company releasing the Company, its subsidiaries and affiliates, and their officers, directors, employees and agents from all liabilities, claims and obligations of any nature whatsoever, excepting only the Company's or Curative Holding's, as applicable, obligations under this Agreement, under any Stock Option Award Agreements, and under an other employee benefit plans or programs in which Executive participates under Section 3.2 hereof, subject to all terms and conditions of such plans or programs and this Agreement."

      (j) The second sentence of Section 5.1 shall be amended to read in its entirety as follows:

            "Such Confidential Information shall include technical and business information, including, but not limited to, inventions, research and development, engineering, products, designs, manufacture, methods, systems, improvements, trade secrets, formulas, processes, marketing, merchandising, selling, licensing, servicing, customer lists, records or financial information, manuals or Curative Holding strategy concerning its business, strategy or policies."


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      (k) The last sentence of Section 5.2 shall be amended to read in its entirety as follows:

            "Notwithstanding the foregoing, this Section 5.2 shall not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company, its subsidiaries or its affiliates was used and which was developed entirely on Executive's own time and (a) that does not relate (1) directly to the business of the Company, its subsidiaries or its affiliates or (2) to the Company's or a subsidiary or affiliate of the Company's actual or demonstrably anticipated research or development, or (b) that does not result from any work performed by Executive for the Company, its subsidiaries or its affiliates."

      (l) All references to "the Company" in Section 5.6 shall be amended to read "the Company or its subsidiaries or affiliates."

      2. Headings. The headings of the articles and sections of this Acknowledgment are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provision of this Amendment.

      3. Modifications. Except as modified hereby, the Employment Agreement is in all other respects hereby ratified and confirmed.

      4. Force and Effect. This Amendment shall be effective from the date hereof until such time as Curative may assign the Employment Agreement to Curative Holding (the "Assignment"), at which time this Amendment shall have no further force or effect.

      5. Acknowledgment of Assignment. Notwithstanding the effective date set forth in the Acknowledgment of Assignment of Employment Agreement dated June 3, 2003 between Curative and Executive, Executive hereby acknowledges and agrees that the Assignment will be effective automatically upon the earlier to occur of
(i) the close of business on December 31, 2003, or (ii) immediately prior to the consummation of the sale of all of the outstanding stock of the Curative to an unaffiliated third party.

      IN WITNESS HEREOF, the parties have executed this Amendment effective as of the date set forth above.

                                            CURATIVE HEALTH SERVICES CO.


___________________________________         By _________________________________
Executive                                      Its______________________________


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